点点綠
Green dot dot
点点绿有限公司
Greendotdot.com Ltd.

PRIVATE & CONFIDENTIAL

3rd January 2022

CHEUK Fung Ting

Present

Dear Ms. CHEUK,

Re: Renewal Employment Contract

On behalf of our Company, we are pleased to appoint you as **CEO & Executive Director**, under the following terms and conditions:

Commencing Date	:	14th April 2000 (First join date)
Revised Monthly Salary	:	HK$20,500.00 (Effective from 1 January 2022)
Working Hours	:	9:00am – 6:00pm (Mon-Fri) 1:00pm – 2:00pm (Lunch hour break)
Incentive Scheme	:	You are required to achieve a yearly sales target preset by the Management, details of which will be provided to you after completion of probation period. The entitlement of commission under the incentive scheme is at the discretion of the Management.
Paid Annual Leave	:	You will be entitled to 12 working days annual leave per annum on completion of twelve consecutive months' service. Leave cannot be accumulated from one year to the next year. No payment will be made in lieu of any untaken leave.

GREENDOTDOT.COM LIMITED 点点綠有限公司

香港新界葵涌葵豐街2-16號鍾意恆勝中心四樓2-3室 電話: (852) 3181 4488 傳真: (852) 3181 4442 / 3181 4505
Flat 2-3, 4/F, Join-In Hang Sing Centre, 2-16 Kwai Fung Crescent, Kwai Chung, Hong Kong. Tel: (852) 3181 4488
Fax: (852) 3181 4442 / 3181 4505 Web-site : http://www.greendotdot.com e-mail : info@greendotdot.com

Mandatory Provident Fund	:	Subject to Company MPF Scheme under the MPF Ordinance.
Probation Period	:	You will serve a probation period of three months. If an extension of the probation period is necessary, details of the extension will be agreed by both parties.
Medical Insurance	:	After you have completed your probation period, you will be eligible upon application to become a member of the Employees' Medical Scheme.
Termination	:	During the first month of probation period, your employment with this company may be terminated by either party with immediate notice. During the second and third month, seven-day notice or salary in lieu of notice is required. During the extended probation period, seven-day notice or salary in lieu of notice is required. After the probation period, one-month notice of termination in writing or salary in lieu of notice may be given at any time by either party. Furthermore, no compensation will be given if employee violates Company policy in a serious manner causing termination of employment.
Confidentiality	:	The employee has the obligation of not to divulge business related information of the Company to other parties. You undertake to the Company that you shall not at any time during the employment with the Company or thereafter (i) disclose any trade secrets or other information of a confidential nature to any third party or (ii) use any such trade secret or other confidential information for your own benefit or that of any third party. You shall not at any time during the period of half year from the termination of your employment with the Company:-

GREENDOTDOT.COM LIMITED 点点綠有限公司

点点綠
Green dot dot

点点绿有限公司
Greendotdot.com Ltd.

(a) Either on your own account or for any other person, firm or corporation directly or indirectly be engaged in any business in Hong Kong which is or is likely to be in competition with the business of the Company or any holding, subsidiary or associate company of the Company or any firm or person associated with the Company;

(b) Solicit business from any person, firm, company or organization which at any time during the currency of this Agreement has dealt with or was a customer of the Company.

Commitment of Job : Your appointed position requires your devotion of your time, attention and effort during your hours of work for the Company. You may not, under any circumstances, whether directly or indirectly, undertake any other duties, of whatever kind, during your hours of work for the Company.

The company reserves the right to change or amend any or all the above mentioned conditions of employment and has the sole discretion to introduce new terms of employment as the Management thinks fit. Please read the foregoing carefully and if you accept the terms and conditions, please sign and return the duplicate of this letter to us.

Yours sincerely
For and on behalf of
Greendotdot.com Limited

GREENDOTDOT.COM LIMITED 点点綠有限公司

Wong Ka Wo, Simon
Executive Director

Agreed & Accepted by

CHEUK Fung Ting
HKID: C358932(1)
Date:

SW/gt

香港新界葵涌葵豐街2-16號鍾意恆勝中心四樓2-3室 電話: (852) 3181 4488 傳真: (852) 3181 4442 / 3181 4505
Flat 2-3, 4/F, Join-In Hang Sing Centre, 2-16 Kwai Fung Crescent, Kwai Chung, Hong Kong. Tel: (852) 3181 4488
Fax: (852) 3181 4442 / 3181 4505 Web-site : http://www.greendotdot.com e-mail : info@greendotdot.com